Exhibit 99.1

NEWS RELEASE Contact: Mendy Marsh, CFO Phone number: (210) 308-8267 Contact: Jim Fanucchi, Summit IR Group, Inc. Phone number: (408) 404-5400 Email: ir@globalscape.com

GlobalSCAPE Announces First Quarter 2011 Financial Results

Increases Revenue and Cash Compared with Q1 Fiscal 2010

SAN ANTONIO, Texas — May 12, 2011 — GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced financial results for its first quarter of fiscal year 2011, ended March 31, 2011.

Revenue was $4.6 million for the first quarter of fiscal year 2011, an increase of five percent when compared with revenue of $4.4 million in the same quarter last year. Net income for the first quarter was $59,000, or $0.00 per diluted share, compared with net income of $364,000, or $0.02 per diluted share, in the same quarter last year. Cash grew to $11.4 million, representing a 25 percent increase from the first quarter of 2010 and a 2 percent improvement since the end of fiscal 2010.

Adjusted EBITDA for the first quarter of 2011 was $0.5 million, a 45 percent decrease compared with the same quarter last year; and a 25 percent decrease compared with the fourth quarter of 2010. The Adjusted EBITDA margin for the first quarter of 2011 was 11.9 percent, compared with 23.1 percent in the first quarter of 2010, and 14.7 percent in the fourth quarter of 2010.

“Our first quarter performance continued our year-over-year revenue growth,” said Jim Morris, GlobalSCAPE president and CEO. “In particular, we have continued to increase recurring revenue which was 48 percent of total revenue in the first quarter, up from 40 percent in the same period last year,” Morris continued.

Professional Services represented approximately $404,000 or almost nine percent of GlobalSCAPE’s total revenue in the first quarter, up from three percent in the same period last year. Morris indicated that this record contribution from professional services contributed to reduced operating margins during the quarter. “Increased professional services give us a considerable performance history and insight into our customers’ operational activities which position us well for future businesses opportunities,” Morris noted. “However, professional services typically have much lower margins than software sales and this effect was evident in the first quarter, especially with some software sales slipping into the second quarter. As we close these software opportunities and gain market traction with additional solutions, especially those already accounted for in our current expense run rate, I expect earnings to increase in line with the additional revenue.”

Quarterly Highlights

During the first quarter, GlobalSCAPE announced new additions to the Company’s solution portfolio, greatly expanded delivery of professional services, and gained additional industry recognitions.

During February, GlobalSCAPE announced ongoing development of appShield™, a consumer endpoint security solution to protect computers against the rapid growth of viruses and other malicious software. The appShield solution uses application whitelisting technology to block execution of malicious software with much greater effectiveness than traditional antivirus software. The traditional approach to antivirus software operation is to develop specific signatures for malware, detect the presence of files matching those defined signatures, and then block or quarantine the assessed malware. Application whitelisting inverts the traditional approach by allowing the end user or an administrator to explicitly designate which software applications will be allowed to run. The resulting ‘whitelist’ then governs software execution privileges. The appShield solution is the result of a joint development agreement established with CoreTrace Corporation in December 2009. GlobalSCAPE plans for appShield to be generally available in summer 2011.

Also in February, GlobalSCAPE announced general availability of a Hosted Enhanced File Transfer Server™ service. This service expands GlobalSCAPE’s cloud-based solution portfolio by integrating a hosted version of the market-leading Enhanced File Transfer Server solution with infrastructure from Rackspace Hosting. This scalable and tiered service is structured for the small and medium-sized business (“SMB”) market, and also allows customers of all sizes to outsource all or part of their complex and demanding secure information exchange needs. Through such outsourcing, customers can greatly reduce costs, increase efficiencies, track and audit transactions, and provide a greater level of security and compliance, at affordable price points. The Hosted EFT Server offering delivers these benefits while allowing direct customer management of the Enhanced File Transfer Server solution (as contrasted with the previously announced Managed Information Xchange, or MIX, service which is fully managed by GlobalSCAPE).

During March, GlobalSCAPE announced significant enhancements to the Enhanced File Transfer Server and Mail Express™ software solutions. The new version of Enhanced File Transfer Server delivers additional security and visibility features, along with improved workflow tools, to both enterprise and SMB customers. New features in Enhanced File Transfer

Server include industry-leading two-factor authentication, real-time visibility into all ongoing file transfers passing through the server, integration with Microsoft® SharePoint® Server, improved worldwide scalability with UTF-8 encoding, an enhanced user experience for browser-based access, and simplified corporate branding and customization.

The new version of Mail Express, GlobalSCAPE’s email-based file transfer solution for business customers, now supports communication through the GlobalSCAPE DMZ Gateway™, which allows customers to implement Mail Express behind a DMZ firewall. This implementation approach provides an added layer of protection for data storage and retrieval, user authentication, and firewall traversal. To ensure customers have complete email attachment management and security in diverse user environments, the latest version also includes the Mail Express Internal Web Portal. The portal provides full Mail Express functionality via a standard web browser to customer employees who may not use Microsoft Outlook as their primary mail client. The portal also allows approved partners to send large files back to Mail Express users, ensuring the files and data remain secure at all times. Other key features of this new version of Mail Express include support for Microsoft Outlook and Exchange 2010, improved performance and optimization when interacting with anti-virus software, and increased capacity and number of users per Mail Express Server, supporting the growing demands of larger enterprises.

At the end of March, GlobalSCAPE announced that the Company had increased its engineering support as a subcontractor on the McLane Advanced Technologies (“MAT”) industry team that won the $52.3 million re-compete contract for the US Army Standard Army Maintenance System—Enhanced (“SAMS-E”) in September 2010. GlobalSCAPE has provided more than a dozen engineers to work onsite at MAT facilities in Temple, Texas, and is now under contract to deliver more than $1 million of professional services support to the SAMS-E program during the government fiscal year 2011. This SAMS-E support represents the largest professional services engagement in GlobalSCAPE’s 15-year history. Under the contract terms, GlobalSCAPE is providing professional services to sustain integration of the Company’s Secure FTP Server™ and CuteFTP® solutions within the SAMS-E environment. In addition to the contracted services, GlobalSCAPE may deliver enhanced software solutions for SAMS-E under the subcontractor agreement.

During the first quarter, GlobalSCAPE also received additional workplace and solution recognitions. In January, GlobalSCAPE was named by one of the 2011 “Best Companies to Work for in Texas.” This awards program, created in 2006, is a project of Texas Monthly, the Texas Association of Business (“TAB”), the Texas State Council of the Society for Human Resource Management, and Best Companies Group. The statewide survey and awards program identifies, recognizes, and honors the best places of employment in Texas. Companies from across the state competed to be named to the 2011 “Best Companies to Work for in Texas” list. One hundred companies were selected, all identified as benefiting the state’s economy, its workforce, and businesses.

In addition, Info Security Products Guide recognized MIX as the winner of the 2011 Global Excellence Award in the Cloud category. The Info Security Products Guide, a leading information security advisory guide, honored the global award winners for their ground-breaking advancements in information security at an awards gala held in San Francisco during February. This year’s Global Excellence Awards attracted entries from all over the world, and more than 50 judges from a broad spectrum of industries determined the winners. This award for MIX continues GlobalSCAPE’s tradition of solution excellence. Enhanced File Transfer Server, the solution on which the MIX service is based, won Network Products Guide’s 2010 Product Innovation Award for Managed File Transfer. The Product Innovation Award recognized Enhanced File Transfer Server for bringing innovative and essential capabilities to the information technology market.

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Conference Call May 12, 2011 At 4:30 p.m. ET

GlobalSCAPE management will hold a conference call Thursday, May 12 to discuss the first quarter 2011 financial results and other corporate matters at 4:30 p.m. Eastern Time/3:30 p.m. Central Time. Those wishing to join should dial 1-800-380-1061 and use Conference ID # 62309027. A live webcast of the conference call will also be available in the investor relations page of the company’s website at www.globalscape.com. A webcast replay of the conference call will be available on the Company’s website through June 12, 2011.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE’s solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE’s products, visit www.globalscape.com or the Company’s Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” believe,” “possibly,” “steady,” “dramatic,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties, and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2010 calendar year, filed with the Securities and Exchange Commission on March 29, 2011.

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Summary Financial Data

GlobalSCAPE, Inc.

Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share data)	2011	2010

OPERATING REVENUE:
Licenses	$1,981	$2,462
Maintenance and support	2,220	1,775
All others	443	176

Total revenue	4,644	4,413

OPERATING EXPENSES:
Cost of revenues	369	102
SG&A expenses	3,194	2,909
R&D expenses	785	646
Depreciation and amortization	204	200

Total operating expenses	4,552	3,857

OPERATING INCOME	92	556

Other income	—	1

INCOME BEFORE INCOME TAXES	92	557

PROVISION FOR INCOME TAXES	33	193

NET INCOME	$59	$364

Net income per common share - basic	0.00	0.02
Net income per common share – diluted	0.00	0.02

Weighted average shares outstanding:
Basic	17,943	17,283
Diluted	18,699	17,876

GlobalSCAPE, Inc.

Balance Sheets

(In thousands, except share and per share data)	March 31, 2011	December 31, 2010
	(Unaudited)
Assets
Cash and cash equivalents	$11,413	$11,087
Accounts receivable (net of allowance for doubtful accounts of $167 and $237 on March 31, 2011 and December 31, 2010, respectively)	2,512	3,124
CoreTrace receivable	596	298
Federal income tax receivable	—	94
Current deferred tax assets	902	881
Prepaid expenses	343	319

Total current assets	15,766	15,803

Fixed assets, net	1,187	1,286
Investment in CoreTrace	2,278	2,278
Intangible assets, net	455	531
Goodwill	619	619
Deferred tax assets	20	—
Other assets	37	30

Total assets	$20,362	$20,547

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$540	$250
Accrued expenses	809	1,392
Income tax payable	5	—
Deferred revenue	5,442	5,554

Total current liabilities	6,796	7,196

Deferred tax liabilities	—	7
Other long term liabilities	1,109	1,185

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	—	—
Common stock, par value $0.001 per share, 40,000,000 authorized, 18,346,982 issued at March 31, 2011 and December 31, 2010.	18	18
Additional paid-in capital	12,376	12,137
Treasury stock, 403,581 shares, at cost, at March 31, 2011 and December 31, 2010	(1,452)	(1,452)
Retained earnings	1,515	1,456

Total stockholders’ equity	12,457	12,159

Total liabilities and stockholders’ equity	$20,362	$20,547

GlobalSCAPE, Inc.

Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
(In thousands)	2011	2010

Operating Activities:
Net income	$59	$364
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt recoveries	(79)	(137)
Depreciation and amortization	204	200
Stock-based compensation	258	263
Tax deficiency from stock-based compensation	19	—
Deferred taxes	(48)	(407)
Changes in operating assets and liabilities:
Accounts receivable	691	72
CoreTrace receivable	(298)	—
Prepaid expenses	(24)	(62)
Federal income tax receivable	80	594
Other assets	(7)	(1)
Accounts payable	290	60
Accrued expenses	(583)	(167)
Deferred revenues	(112)	113
Other long-term liabilities	(76)	4

Net cash provided by operating activities	374	896

Investing Activities:
Purchase of property and equipment	(29)	(22)
Purchase of short-term investments	—	(350)
Redemption of short-term investments	—	905

Net cash provided by (used in) investing activities	(29)	533
Financing Activities:
Tax deficiency from stock-based compensation	(19)	—
Net cash used in financing activities	(19)	—

Net increase (decrease) in cash	326	1,429
Cash at beginning of period	11,087	7,026

Cash at end of period	$11,413	$8,455

Non-GAAP Financial Measures

Adjusted EBITDA

(In thousands)

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation and asset impairments.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for net income. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
	March 31, 2011	March 31, 2010
Net Revenue	$4,644	$4,413

Income from operations	$92	$556

Net income:	$59	$364
Plus: Income taxes	33	193
Plus: Total other (income) expense	0	(1)
Plus: Depreciation and amortization	204	200
Plus: Stock-based compensation expense	258	263

Adjusted EBITDA	$554	$1,019

Operating income margin	2.0%	12.6%

Adjusted EBITDA margin	11.9%	23.1%